Exhibit 4.2

Execution Version

DEPOSIT AGREEMENT

among

CMS Energy Corporation,
as Issuer

Equiniti Trust Company,
as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of July 1, 2021

TABLE OF CONTENTS

Exhibit A	Form of Receipt

Exhibit B      Certificate of Designation

DEPOSIT AGREEMENT, dated as of July 1, 2021, among (i) CMS Energy Corporation, a Michigan corporation, (ii) Equiniti Trust Company, a limited liability trust company formed under the laws of the State of New York, as Depositary and (iii) the holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Stock deposited and for the execution and delivery of Receipts evidencing Depositary Shares;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the terms and conditions of the 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, of the Company are substantially set forth in the Certificate of Designation attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

Article I

DEFINED TERMS

Section 1.1.          Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement:

“Certificate of Designation” shall mean the Certificate of Designation filed with the Michigan Department of Licensing and Regulatory Affairs, Bureau of Commercial Services, establishing the Stock as a series of preferred stock of the Company, and setting forth the rights, preferences and privileges of the Stock, and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

“Company” shall mean CMS Energy Corporation, a Michigan corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Equiniti Trust Company, a limited liability trust company formed under the laws of the State of New York, and any successor as Depositary hereunder.

“Depositary Share Redemption Price” shall have the meaning set forth in Section 2.8.

“Depositary Shares” shall mean the security representing a 1/1,000th fractional interest in a share of the Stock, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designation).

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business in respect of matters governed by this Deposit Agreement shall be administered.

“DTC” shall mean The Depository Trust Company.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1)       (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended to serve as Global Receipt Depository or such Global Receipt Depository ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, when it is required to be so registered, and (B) the Company has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Company received such notice, or

(2)       the Company in its sole discretion notifies the Depositary in writing that the Receipts or a portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt or Receipts.

“Funds” shall have the meaning set forth in Section 2.10.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Company in, or pursuant to, this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” shall mean a global registered Receipt registered in the name of a nominee of the Global Receipt Depository.

“Indemnified Party” shall mean a party seeking indemnification under this Deposit Agreement.

“Indemnifying Party” shall mean a party receiving notification of an indemnification claim from an Indemnified Party.

“Letter of Representations” shall mean any applicable agreement between the Company and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares held of record by the record holder of such Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A.

“record holder” or “holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Redemption Price” shall mean the “redemption price” as determined in accordance with Section 5 of the Certificate of Designation.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Company to register ownership and transfers of Receipts or the Depositary Shares, as the case may be, as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Stock” shall mean shares of the Company’s 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, $0.01 par value per share, $25,000 liquidation preference per share, designated and described in the Certificate of Designation.

Article II

FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.          Form and Transfer of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A attached to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, liabilities or responsibilities of the Depositary). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten or otherwise substantially of the same tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt; provided, however, the Depositary has been provided with all necessary information that it may reasonably request in order to execute and deliver such definitive Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed by manual or facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2.          Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary or its nominee by book entry on the books and records of the Company’s transfer agent, or otherwise, of (i) a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement or (ii) an instruction letter from the Company authorizing the Depositary to register such shares of the Stock in book-entry form, each in form reasonably satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and all other information required to be set forth, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock. Concurrently with the execution of this Deposit Agreement, the Company is delivering 9,200 shares of Stock to the Depositary and the Depositary hereby acknowledges receipt of such 9,200 shares of Stock and all related documentation and information required to be delivered to the Depositary under this Section 2.2 and agrees to hold such deposited Stock in accordance with this Deposit Agreement.

Deposited Stock shall be held by the Depositary or its nominee in an account to be established by the Depositary at the Depositary’s Office or at such other place or places, as the Depositary shall determine. The Company hereby appoints the Depositary as registrar for the Stock and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares of deposited Stock held by it by notation, book-entry or other appropriate method. The Depositary shall not lend any Stock deposited hereunder.

Upon receipt by the Depositary of (i) a certificate or certificates for Stock deposited in accordance with the provisions of this Section or (ii) an instruction letter from the Company in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the written request of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3.          Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer which shall be affixed with the signature guarantee of a guarantor institution which is a participant in a signature medallion guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), together with any evidence of the payment of any taxes, assessments or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business fifteen (15) days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4.          Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the holder of the Receipt or Receipts so surrendered.

Any holder of a Receipt or Receipts may (unless the related Depositary Shares have previously been called for redemption) withdraw the number of whole shares of Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or subject to Section 2.3 upon such holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

Except as provided in Section 6.2, in no event will fractional shares of Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

Section 2.5.          Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence will include a Signature Guarantee), and any other reasonable evidence of authority that may be required by the Depositary and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement, the requirements of any securities exchange on which the deposited Stock, the Depositary Shares or the Receipts may be included for quotation or listed and/or applicable law.

The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6.          Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder’s ownership thereof, (ii) the holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond reasonably satisfactory to the Depositary and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary). Applicants for substitute receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7.          Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8.          Redemption of Stock.

Whenever the Company shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate of Designation (including on account of a Ratings Event, as described therein), it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Stock and of the number of such shares of Stock held by the Depositary to be so redeemed and the Depositary Share Redemption Price, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate of Designation. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the Redemption Price per share of Stock to be redeemed, in accordance with and as required by the provisions of the Certificate of Designation, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Company’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depository or by such other method approved by the Depositary, in its reasonable discretion subject to Section 2.9 below, in either case not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall be prepared by the Company and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the Depositary Share Redemption Price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the Depositary Share Redemption Price and (v) that dividends on such shares of Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or in such other manner as may be determined by the Depositary to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules. In any such case, the Depositary Shares shall only be redeemed in increments of 1,000 Depositary Shares and any integral multiple thereof.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) all shares of Stock called for redemption shall cease to be outstanding and any rights with respect to such shares shall cease and terminate (except for (1) the right to receive the Redemption Price without interest and (2) if the Redemption Date occurs subsequent to a record date fixed pursuant to Section 4.4 and on or prior to the next succeeding dividend payment date, the right to receive accumulated and unpaid dividends in accordance with the proviso at the end of this sentence), (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares shall, to the extent of such Depositary Shares, cease and terminate (except (1) the right to receive the Depositary Share Redemption Price without interest and (2) if the Redemption Date occurs subsequent to a record date fixed pursuant to Section 4.4 and on or prior to the next succeeding dividend payment date, the right to receive accumulated and unpaid dividends in accordance with the proviso at the end of this sentence), and (iii) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/1,000th of the Redemption Price per share of Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including dividends which on the Redemption Date have accumulated (whether or not declared) on the shares of Stock to be so redeemed and have not theretofore been paid, in all cases without interest on such amounts (the “Depositary Share Redemption Price”); provided, however, that if a Redemption Date occurs subsequent to a record date fixed pursuant to Section 4.4 and on or prior to the next succeeding dividend payment date, then the full amount of accumulated and unpaid dividends (whether or not declared) on such shares of Stock to, but excluding, such dividend payment date will be paid on such dividend payment date to the persons who were the holders of record of such shares at the close of business on such record date and such accumulated and unpaid dividends will not be paid or required to be paid on the Redemption Date and will not constitute a part of the Depositary Share Redemption Price. Any funds deposited by the Company with the Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company after a period of one year from the date such funds are so deposited.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9.          Receipts Issuable in Global Registered Form.

If the Company shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing such Receipts, which (i) shall represent, and shall be denominated in an amount equal to the number of Depositary Shares evidenced by, the Receipts to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights or obligations under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever.

Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate number equal to the beneficial interest represented by such Global Registered Receipt surrendered in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, or that a Global Registered Receipt should be issued in exchange for definitive registered Receipts, the parties hereto shall comply with the terms of each Letter of Representations, if applicable.

Section 2.10.      Bank Accounts.

All funds received by the Depositary under this Agreement that are to be distributed or applied by the Depositary in the performance of services described herein (the “Funds”) shall be held by the Depositary as agent for the Company and deposited in one or more bank accounts to be maintained by the Depositary in its name as agent for the Company. Until paid pursuant to this Agreement, the Depositary will hold or invest the Funds solely as directed by the Company in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P Global Ratings or Moody’s Investors Service, respectively, (iii) money market funds that comply with Rule 2a-7 under the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P Global Ratings (LT Local Issuer Credit Rating), Moody’s Investors Service (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.), in each case pursuant to the Company’s written instructions. The Depositary shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Depositary in accordance with this paragraph, except for any losses resulting from a default by any bank, financial institution or other third party. The Depositary may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Depositary shall be obligated to pay such interest, dividends or earnings to the Company.

Article III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

Section 3.1.          Filing Proofs, Certificates and Other Information.

Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or exchange or redemption, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2.          Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

Section 3.3.          Warranty as to Stock.

The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

Section 3.4.          Warranty as to Receipts.

The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a share of Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

Section 3.5.          Corporate Existence and Authority of the Depositary.

The Depositary hereby represents and warrants that it: (i) has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its formation; (ii) has full power and authority and possesses all governmental or other franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted; (iii) has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (iv) is a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000. The Depositary hereby agrees to promptly inform the Company in the event that any of the statements in the foregoing sentence cease to be true and complete in all material respects.

This Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms and this Deposit Agreement will be maintained continuously as part of the Depositary’s official records, in accordance with law and its records management policy. The Depositary hereby agrees to perform its obligations under this Deposit Agreement with the diligent care of a professional provider of such services, in a timely manner and in conformance with all applicable laws, rules and regulations.

Article IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1.          Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, including any cash received upon redemption of any Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or other governmental charges or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, with any such fractional amounts to be rounded down to the nearest whole cent and so distributed to the record holders entitled thereto and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

Section 4.2.          Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary, after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3.          Subscription Rights, Preferences or Privileges.

If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct and the Depositary shall agree, subject to the applicable rules of the Global Receipt Depository, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary shall, if so directed by the Company, and if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Company shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Company shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

The Company shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, and the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

Section 4.4.          Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to, or otherwise in accordance with the terms of, the Stock, as identified in a written notice to the Depositary of such record date) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5.          Voting Rights.

Subject to the provisions of the Certificate of Designation, upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or transmit by such other method approved by the Company, in its reasonable discretion, to the record holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Company which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall to the extent possible vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. To the extent any such instructions request the voting of a fractional interest of a deposited Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from holders of Receipts, the Depositary will vote, to the extent permitted by the rules of the New York Stock Exchange, the Stock represented by the Depositary Shares evidenced by the Receipts of such holders proportionately with votes cast pursuant to instructions received from the other holders.

Section 4.6.          Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Stock, subject to the Certificate of Designation, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary shall, upon the written instructions of the Company setting forth any adjustments, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock and in the ratio of the Depositary Share Redemption Price to the Redemption Price, in each case as may be necessary fully to reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7.          Delivery of Reports.

The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to the holders of the Stock.

Section 4.8.          Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

Article V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE COMPANY

Section 5.1.          Appointment, Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

The Company hereby appoints Equiniti Trust Company as Depositary for the Stock, and Equiniti Trust Company hereby accepts such appointment as Depositary for the Stock, on the terms and conditions set forth in this Deposit Agreement. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, redemption, surrender and exchange of Receipts and deposit and withdrawal of Stock, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, redemption, surrender and exchange of Receipts and deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer, surrender and exchange of Receipts, which books at all reasonable times during regular business hours shall be made available for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Company will appoint the Depositary as Registrar (with the prior written approval of the Depositary) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

Section 5.2.          Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Company’s Restated Articles of Incorporation, as amended (including the Certificate of Designation), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3.          Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence, willful misconduct, bad faith or fraud. Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be under any obligation under this Deposit Agreement to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all reasonable out-of-pocket expense and liability be furnished as incurred.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it under this Deposit Agreement in good faith upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person reasonably believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Company may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not due to the willful misconduct or gross negligence of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by an authorized representative of the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary. The Depositary shall not be liable to the Company or any holder of Receipts, for any action taken by it in accordance with the written instruction of the Company.

Section 5.4.          Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, including with its affiliates, of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary, the Company or the holders of Receipts may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder that is mutually acceptable to the predecessor, the successor and the Company, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the record holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may execute the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

Section 5.5.          Corporate Notices and Reports.

The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company’s Restated Articles of Incorporation, as amended (including the Certificate of Designation), to be furnished to the record holders of Receipts. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

From time to time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

Section 5.6.          Indemnification.

The Depositary will indemnify the Company and hold it harmless from any loss, liability or expense actually incurred (including the reasonable and documented out-of-pocket costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary’s Agents in connection with this Deposit Agreement due to its or their gross negligence, willful misconduct or actual fraud (which gross negligence, willful misconduct or actual fraud must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

From time to time, the Company may provide Depositary with instructions concerning the services performed by the Depositary hereunder. In addition, at any time Depositary may apply to any authorized officer of Company for instruction, and may consult with legal counsel for Depositary or Company with respect to any matter arising in connection with the services to be performed by the Depositary under this Deposit Agreement. Depositary and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Depositary in reliance upon any Company instructions or upon the advice or opinion of such counsel. Depositary shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

Notwithstanding Section 5.3 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable and documented out-of-pocket costs and expenses of defending itself) which may arise out of acts performed or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of gross negligence, willful misconduct or actual fraud on the respective parts of any such person or persons (which gross negligence, willful misconduct or actual fraud must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

Neither party to this Deposit Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Deposit Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Promptly following becoming aware of circumstances that might give rise to a claim for indemnification under this Deposit Agreement, the Indemnified Party shall notify the Indemnifying Party of the relevant claim; provided that failure to so notify shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall, at its own expense, be entitled to (i) control and direct the investigation and defense of any claim; provided that if such claim is covered by an insurance policy of the Indemnified Party and the applicable insurer assumes control of the investigation and defense of such claim, the Indemnifying Party shall, at its own expense, be entitled to participate in the investigation and defense of such claim, and (ii) have the right to settle any such claim without the consent of the Indemnified Party; provided that such settlement (A) fully and irrevocably releases the Indemnified Party from any liability and provides no admission of wrongdoing, and (B) does not subject the Indemnified Party to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (A) and (B) above, then the Indemnified Party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party in connection with the Indemnifying Party’s defense of a claim and may participate in the defense of a claim with counsel of its own choosing at its own cost and expense, unless the Indemnifying Party specifically authorizes the retaining of such counsel.

The rights and obligations of the Depositary and the Company set forth in this Section 5.6 shall survive any termination of this Deposit Agreement and any resignation, removal or succession of any Depositary, Registrar or Depositary’s Agent, in accordance with Section 6.2.

Section 5.7.          Fees, Charges and Expenses.

The Company agrees promptly to pay the Depositary the compensation to be agreed upon with the Company for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary in connection with the services rendered and documented by it (or such Depositary’s Agent) hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Company. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes, assessments and governmental charges shall be at the expense of holders of Depositary Shares evidenced by Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which the Company is not otherwise liable hereunder, such holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such holder of Receipts. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.7.

Section 5.8.          Tax Compliance.

The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.

The Depositary shall maintain all appropriate records documenting compliance with such requirements and shall make such records available on request to the Company or to its authorized representatives.

Article VI

AMENDMENT AND TERMINATION

Section 6.1.          Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts or would be materially and adversely inconsistent with the rights of the holders of Stock shall be effective unless such amendment shall have been approved by the holders of Receipts representing in the aggregate the amount of Receipts then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Stock. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable stock exchange.

Section 6.2.          Termination.

This Deposit Agreement may be terminated by the Company at any time upon not less than 30 days prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding.

If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall deliver the number of whole or fractional shares of Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property; provided, that Sections 5.3 and 5.6 shall survive the termination of this Deposit Agreement.

This Deposit Agreement will terminate automatically (i) if all outstanding Depositary Shares have been redeemed pursuant to Section 2.8 or (ii) if there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7; provided, however, that Sections 5.2, 5.3, 5.6, 7.2, 7.3, 7.4, 7.7, 7.8 and 7.11 shall survive the termination of this Deposit Agreement and any succession of any Depositary, Registrar or Depositary’s Agent.

Article VII

MISCELLANEOUS

Section 7.1.          Counterparts; Electronic Signatures.

This Deposit Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Deposit Agreement or in any other certificate, agreement or document related to this Deposit Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 7.2.          Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3.          Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.          Notices.

Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by electronic mail, overnight delivery or by facsimile, confirmed by letter, addressed to the Company at

CMS Energy Corporation
One Energy Plaza

Jackson, Michigan 49201
Attention: Vice President and Treasurer
Facsimile: 517-788-2186

Email: sri.maddipati@cmsenergy.com

or at any other addresses of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by electronic mail, overnight delivery or by facsimile, confirmed by letter, addressed to the Depositary at the Depositary’s Office at

Equiniti Trust Company

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100
Attention:  Tracie Balach
Email: tracie.balach@equiniti.com

or at any other address of which the Depositary shall have notified the Company in writing.

Except as otherwise provided herein, any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission as provided in this Section shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box; provided, that notice to a Global Receipt Depository shall be deemed to be effected at the time such notice is delivered or made as provided in this Section. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Notwithstanding anything to the contrary in this Deposit Agreement, if Depositary Shares are held in book-entry form through a Global Receipt Depository, any notices to holders of Receipts may be given to such holders in any manner permitted by such Global Receipt Depository.

Section 7.5.          Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Company in advance of any such action.

Section 7.6.          Appointment of Registrar in Respect of the Receipts.

The Company hereby appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointment.

Section 7.7.          Holders of Receipts Are Parties.

The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8.          Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9.          Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

Section 7.10.        Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11.        Confidentiality.

The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as contemplated by this Deposit Agreement and as may be required by law or legal process.

Section 7.12.        Force Majeure.

Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, pandemics or epidemics, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.13.        Certificate of Designation.

The foregoing shall be further subject to the terms and conditions of the Certificate of Designation. In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Certificate of Designation, the provisions of the Certificate of Designation will govern and the Company will instruct the Depositary in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designation be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the date first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

CMS ENERGY CORPORATION

By:	/s/ Todd A. Wehner
Name: Todd A. Wehner
Title: Assistant Treasurer

EQUINITI TRUST COMPANY

By:	/s/ Matthew D .Paseka
Name: Matthew D .Paseka
Title: SVP

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CMS ENERGY CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DEPOSITARY SHARES

[●]

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH
REPRESENTING 1/1,000TH OF ONE SHARE OF 4.200% CUMULATIVE REDEEMABLE
PERPETUAL PREFERRED STOCK, SERIES C

OF

CMS ENERGY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

CUSIP 125896 837
SEE REVERSE FOR CERTAIN DEFINITIONS

DIVIDEND PAYMENT DATES: BEGINNING OCTOBER 15, 2021, EACH JANUARY 15,
APRIL 15, JULY 15 AND OCTOBER 15

Equiniti Trust Company, a limited liability trust company formed under the laws of the State of New York, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of [●] ([●]) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, $0.01 par value per share, liquidation preference $25,000 per share (the “Stock”), of CMS Energy Corporation, a Michigan corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of July 1, 2021 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt is subject to all of the terms, provisions and conditions of the Deposit Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Deposit Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Depositary, the Company and the holders of the Depositary Receipts. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer.

This Depositary Receipt is transferable in New York, New York.

Dated: July 1, 2021

Equiniti Trust Company, Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

CMS ENERGY CORPORATION

CMS ENERGY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATION ESTABLISHING THE 4.200% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, SERIES C, OF CMS ENERGY CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

ASSIGNMENT

For value received, hereby sell(s), assign(s) and transfer(s) unto

Name:______________________________________________________________

SSN/EIN:___________________________________________________________

Address:____________________________________________________________

________________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:_______________________________	NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF DESIGNATION

B-1

UNITED STATES OF AMERICA

The State of Michigan

Department of Licensing and Regulatory Affairs

Lansing, Michigan

This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 30th day of June , 2021.

Linda Clegg, Director

Corporations, Securities & Commercial Licensing Bureau

Sent by electronic transmission

Certificate Number: 21060772502

Verify this certificate at: URL to eCertificate Verification Search http://www.michigan.gov/corpverifycertificate.

515	02 E3
JUN 29 2021
8004973535

CERTIFICATE OF DESIGNATION OF 4.200% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, SERIES C OF CMS ENERGY CORPORATION	FILED JUN 29 2021 ADMINISTRATOR CORPORATIONS DIVISION

CMS Energy Corporation, a corporation organized and existing under the Business Corporation Act of the State of Michigan (the “Corporation”), in accordance with the provisions of Section 302(3) thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with Article III of the Restated Articles of Incorporation, as amended, of the Corporation, the Amended and Restated Bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock pursuant to resolutions adopted by the Board of Directors effective May 1, 2020 (collectively, the “Resolutions”) and granted the Special Financing Committee of the Board of Directors (the “Committee”) the full authority to act on behalf of the Board of Directors for the purposes stated in the Resolutions with respect to the proposed issuance and sale by the Corporation of shares of its Preferred Stock, and pursuant to the authority conferred upon the Committee in accordance with Section 528(1)(a) of the Business Corporation Act of the State of Michigan and the Resolutions, the Committee adopted the following resolution creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the “4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C.”

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the Resolutions, the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, the Amended and Restated Bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the shares of such series (in addition to the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, which are applicable to Preferred Stock regardless of series), are as follows:

SECTION 1.       Designation. The distinctive serial designation of such series of Preferred Stock is “4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

SECTION 2.       Number of Shares and Ranking.

(a)       The authorized number of shares of Series C Preferred Stock shall be 9,200. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number that is less than that of the shares of Series C Preferred Stock then outstanding. Any such decrease in the number of shares of Series C Preferred Stock shall have the status of authorized but unissued shares of Preferred Stock undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock.

(b)       The Series C Preferred Stock shall rank, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation: (i) senior to the Common Stock and each other class or series of Junior Stock; (ii) on parity with each class or series of Parity Stock; and (iii) junior to each class or series of Senior Stock.

SECTION 3.       Definitions. As used herein with respect to the Series C Preferred Stock:

“Articles” means the Restated Articles of Incorporation of the Corporation, as amended and as the same may be amended, restated or amended and restated from time to time.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended, restated or amended and restated from time to time.

“Certificate of Designation” means this Certificate of Designation establishing the terms of the Series C Preferred Stock.

The term “close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock of the Corporation.

“Corporation” means CMS Energy Corporation, a Michigan corporation.

“Dividend Disbursing Agent” means Equiniti Trust Company d/b/a EQ Shareowner Services, the Corporation’s duly appointed dividend disbursing agent for the Series C Preferred Stock, or any successor appointed under Section 9.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date.

“DTC” has the meaning set forth in Section 6.

“Holder” means each Person in whose name any share of the Series C Preferred Stock is registered on the stock register of the Corporation, who shall be treated by the Corporation and the Registrar as the absolute owner of such share of the Series C Preferred Stock.

“Initial Issue Date” means July 1, 2021, the original issue date of shares of the Series C Preferred Stock.

“Junior Stock” means: (a) the Common Stock; and (b) each other class or series of capital stock of the Corporation established after the Initial Issue Date the terms of which do not expressly provide that such class or series shall rank senior to or on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 7(a).

“Liquidation Preference” means, as to the Series C Preferred Stock, $25,000 per share thereof, subject to adjustment as provided in Section 16(b).

“Nonpayment Event” shall have the meaning set forth in Section 8(b)(i).

“Officer” shall have the meaning set forth in Section 14(b).

“Parity Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank on parity with the Series C Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Directors” shall have the meaning set forth in Section 8(b)(i).

“Preferred Stock” means the preferred stock of the Corporation.

“Prospectus Supplement” means the prospectus supplement dated June 24, 2021 relating to the initial offering and sale of the depositary shares each representing a 1/1,000th interest in a share of the Series C Preferred Stock.

“Ratings Event” means that, and shall be deemed to have occurred when, any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, or in any successor provision thereto, that then publishes a rating for the Corporation (a “Rating Agency”), amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

(a)       the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Series C Preferred Stock would have been assigned that level of equity credit by that Rating Agency or its predecessor on the Initial Issue Date; or

(b)       the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the Initial Issue Date.

“Record Date” has the meaning set forth in Section 4(a).

“Redemption Date” means any date fixed for redemption of any shares of Series C Preferred Stock pursuant to the provisions of Section 5.

“Registrar” means Equiniti Trust Company d/b/a EQ Shareowner Services, the Corporation’s duly appointed registrar for the Series C Preferred Stock, or any successor appointed under Section 9.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank senior to the Series C Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series C Preferred Stock” has the meaning set forth in Section 1.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar event.

“Transfer Agent” means Equiniti Trust Company d/b/a EQ Shareowner Services, the Corporation’s duly appointed transfer agent for the Series C Preferred Stock, or any successor appointed under Section 9.

“Voting Preferred Stock” means any series of Preferred Stock, other than the Series C Preferred Stock, ranking equally with the Series C Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which voting rights similar to the voting rights of the Series C Preferred Stock in all material respects have been established for such series of Preferred Stock and which are exercisable at the time of any vote of the Preferred Stock.

SECTION 4.       Dividends.

(a)       Rate. Subject to the rights of holders of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available for payment, cash dividends at the rate per annum of 4.200% on the Liquidation Preference per share of the Series C Preferred Stock. Declared dividends on the Series C Preferred Stock will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2021 (each, a “Dividend Payment Date”). Dividends on the Series C Preferred Stock shall accumulate daily from and including the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date (or such other date as may be set forth in the certificate evidencing the relevant shares of Series C Preferred Stock) without regard to whether funds are legally available for the declaration or payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Holders as they appear on the Corporation’s stock register at the close of business on the immediately preceding January 1, April 1, July 1 or October 1, as applicable (each, a “Record Date”). These Record Dates shall apply regardless of whether a particular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment of declared dividends shall be made on the next succeeding Business Day, without any interest, additional dividends, or other payment in lieu of interest or additional dividends accumulating with respect to this delay.

Dividends accumulating or payable on the Series C Preferred Stock for any Dividend Period (or portion thereof) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of the Series C Preferred Stock shall not bear interest or dividends on such accumulated amount.

No dividend shall be declared or paid on, or any sum of cash set aside for the payment of dividends on, any outstanding shares of Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid on, or a sufficient sum of cash has been set aside for the payment of such dividends on, all outstanding shares of Series C Preferred Stock.

(b)       Priority of Dividends. So long as any share of the Series C Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other Junior Stock, and no Common Stock or any other Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid, or a sufficient sum of cash has been set aside for the payment of such dividends, on all outstanding shares of the Series C Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of Common Stock or other Junior Stock, together with cash in lieu of any fractional share; (ii) repurchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of Common Stock or other Junior Stock; (iv) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (v) repurchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Common Stock or other Junior Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares.

When dividends on shares of the Series C Preferred Stock with respect to any previously completed Dividend Period (A) have not been declared and paid in full or (B) have been declared but a sum of cash sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Series C Preferred Stock such that the respective amounts of such dividends declared on the shares of Series C Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series C Preferred Stock and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. The foregoing limitation shall not apply to (i) purchases of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such shares of Parity Stock or any securities exchangeable for or convertible into shares of Parity Stock, (ii) the deemed purchase or acquisition of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged, (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other Persons (other than for the Corporation or any of its subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares and (iv) the exchange or conversion of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares.

Subject only to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends declared on securities other than the Series C Preferred Stock.

SECTION 5.       Optional Redemption.

The Corporation may, at its option, redeem the Series C Preferred Stock:

(a)       in whole or in part, from time to time, on or after July 15, 2026 at a redemption price in cash equal to $25,000 per share of Series C Preferred Stock, subject to equitable adjustment as provided below; or

(b)       in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series C Preferred Stock, subject to equitable adjustment as provided below, plus, in each case, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such Redemption Date; provided that, notwithstanding the foregoing, if a Redemption Date for any shares of Series C Preferred Stock occurs subsequent to a Record Date and on or prior to the next succeeding Dividend Payment Date, then the full amount of accumulated and unpaid dividends (whether or not declared) on such shares of Series C Preferred Stock to, but excluding, such Dividend Payment Date shall be paid on such Dividend Payment Date to the Persons who were the Holders of such shares at the close of business on such Record Date and such accumulated and unpaid dividends shall not be paid or required to be paid on the Redemption Date and shall not constitute a part of the redemption price of such shares.

The redemption price shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock. Any such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

SECTION 6.       Redemption Procedures.

If the Series C Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery, to the Holders of the Series C Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 60 days, prior to the Redemption Date (provided that, if the Series C Preferred Stock is held in book-entry form evidenced by a global certificate held by The Depository Trust Company (“DTC,” which term includes any successor thereto) or its nominee, the Corporation may give such notice in any manner permitted or required by DTC. Each notice of redemption shall include a statement setting forth:

(a)       the Redemption Date;

(b)       the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares of Series C Preferred Stock held by such Holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such Holder;

(c)       the redemption price;

(d)       the place or places where Holders may surrender certificates evidencing the Series C Preferred Stock for payment of the redemption price; and

(e)       that dividends on the shares of Series C Preferred Stock to be redeemed shall cease to accumulate from and after such Redemption Date.

If notice of redemption of any shares of Series C Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the Holders of the shares of Series C Preferred Stock so called for redemption, then, from and after the Redemption Date, dividends shall cease to accumulate on such shares of Series C Preferred Stock, and such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the Holders of such shares of Series C Preferred Stock shall terminate, except for (i) the right of the Holders thereof to receive the amount payable with respect to such redemption, without interest and (ii) if the Redemption Date occurs subsequent to a Record Date and on or prior to the next succeeding Dividend Payment Date, the right of the Persons who were the Holders of such shares at the close of business on such Record Date to receive, on such Dividend Payment Date, the full amount of accumulated and unpaid dividends (whether or not declared) on such shares to, but excluding, such Dividend Payment Date. Any funds unclaimed at the end of one year from the Redemption Date shall, to the extent permitted by law, be released by the Corporation, after which time the Holders of such Series C Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such Series C Preferred Stock. If a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest, additional dividends, or other payment in lieu of interest or additional dividends accumulating with respect to this delay.

In case of any redemption of only part of the Series C Preferred Stock at the time outstanding, the Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

SECTION 7.       Liquidation, Winding-up or Dissolution.

(a)       In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference per share of the Series C Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends (whether or not declared) on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution, to be paid out of the assets of the Corporation legally available for distribution to its shareholders, after payment or provision for the Corporation’s debts, obligations and liabilities, including debt and other liabilities owed to the Corporation’s creditors, as required by applicable law, and to holders of shares of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to distribution rights upon the Corporation’s liquidation, winding-up or dissolution and before any payment or distribution is made to holders of any Junior Stock (including, without limitation, Common Stock).

(b)       If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (i) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Series C Preferred Stock and (ii) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for such liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the Holders and all holders of any such other Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c)       After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Series C Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

(d)       Neither the sale, lease or exchange of all or substantially all of the Corporation’s assets, nor the Corporation’s merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

SECTION 8.       Voting Rights.

(a)       General. Holders shall not have any voting rights except as set forth in this Section 8 and except as otherwise from time to time specifically required by Michigan law. Without limitation to the foregoing, but subject to any limits and restrictions stated in the Articles, no vote or consent of the Holders shall be required for the issuance of any additional shares of Series C Preferred Stock not exceeding the aggregate number of shares authorized in this Certificate of Designation.

(b)       Voting Rights.

(i)       Whenever dividends on any shares of the Series C Preferred Stock or any other class or series of Preferred Stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for the equivalent of six quarterly dividend payments, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the Holders of the Series C Preferred Stock (voting as a single class together with holders of any and all other classes of authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) shall be entitled to vote as a single class for the election of a total of two additional members of the Board of Directors (the “Preferred Directors”), provided that the Board of Directors shall at no time include more than two Preferred Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two and, at the request of any Holder of Series C Preferred Stock or other Preferred Stock with equivalent voting rights, a special meeting of the Holders of Series C Preferred Stock and the holders of any other class or series of Preferred Stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series C Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four consecutive quarterly Dividend Periods or their equivalent following the Nonpayment Event.

If and when full dividends have been paid regularly on the Series C Preferred Stock and any other class or series of Preferred Stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four consecutive quarterly Dividend Periods or their equivalent following a Nonpayment Event, the Holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and the term of office of each Preferred Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. Any Preferred Director may be removed at any time without cause by the Holders of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any and all other classes of authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office or, if none remains in office, by a vote of the Holders of the outstanding shares of Series C Preferred Stock (together with holders of any and all other class of authorized Preferred Stock having equivalent voting rights, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of shareholders. The Preferred Directors shall each be entitled to one vote per director on any matter.

(ii)       So long as any shares of the Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the affirmative vote or consent of the holders of not less than two-thirds of the total stated liquidation preference (excluding accumulated and unpaid dividends thereon, and premiums or other similar amounts, if any) of all outstanding shares of Series C Preferred Stock and all outstanding shares of any other series of Voting Preferred Stock (subject to Section 8(b)(iii)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such shareholders, shall be necessary for the Corporation to effect:

(A)       any amendment of the Articles, including this Certificate of Designation, so as to authorize, or increase the authorized amount of, any class or series of Senior Stock;

(B)       any amendment of any provision of the Articles, other than this Certificate of Designation, so as to adversely affect the special rights, preferences, privileges, restrictions, or voting powers of the Series C Preferred Stock; or

(C)       any consummation of a binding share exchange or reclassification involving the shares of the Series C Preferred Stock, or of a merger or consolidation of the Corporation with or into another entity, unless in each case (x) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Series C Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent, and (y) the shares of the Series C Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Series C Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that, for the avoidance of doubt, (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized Series C Preferred Stock or the issuance of any additional shares of the Series C Preferred Stock or (3) the authorization or creation of any class or series of Parity Stock or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of Parity Stock or Junior Stock or the issuance of any shares of such class or series of Parity Stock or Junior Stock shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges, restrictions or voting powers of the Series C Preferred Stock, and shall not require the affirmative vote or consent of the Holders, except as required pursuant to Michigan law.

(iii)       If any amendment, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect (or cause to be materially less favorable, as applicable) the rights, preferences, privileges, restrictions or voting powers of one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected (or the terms of which would be materially less favorable, as applicable) and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(iv)       Without the consent of the Holders, to the fullest extent permitted by applicable law and so long as such action does not adversely affect the special rights, preferences, privileges, restrictions or voting powers of the Series C Preferred Stock, the Corporation may amend, alter, supplement, or repeal any terms of the Series C Preferred Stock, including by way of amendment to this Certificate of Designation, for the following purposes:

(A)       to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent with any other provision contained in this Certificate of Designation;

(B)       to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of the Articles, including this Certificate of Designation; or

(C)       to waive any of the Corporation’s rights with respect thereto.

(v)       Without the consent of the Holders, to the fullest extent permitted by applicable law, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock, including by way of amendment to this Certificate of Designation, in order to conform the terms thereof to the description of the terms of the Series C Preferred Stock set forth under “Certain Terms of the Series C Preferred Stock” in the Prospectus Supplement.

(c)       Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a Record Date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time.

SECTION 9.       Transfer Agent, Registrar, and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Dividend Disbursing Agent for the Series C Preferred Stock shall be Equiniti Trust Company d/b/a EQ Shareowner Services. The Corporation may, in its sole discretion, remove any Person serving as the Transfer Agent, Registrar or Dividend Disbursing Agent; provided, however, that prior to the effectiveness of any such removal the Corporation shall appoint a successor Transfer Agent, Registrar or Dividend Disbursing Agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders.

SECTION 10.       Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of the Series C Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 11.       Notices. The Corporation shall send all notices or communications to Holders of the Series C Preferred Stock pursuant to this Certificate of Designation in writing by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the register for the Series C Preferred Stock (provided that, if the Series C Preferred Stock is held in book-entry form evidenced by a global certificate held by DTC or its nominee, the Corporation shall be permitted to send notices or communications to Holders pursuant to the procedures of DTC, and notices and communications that the Corporation sends in this manner will be deemed to have been properly sent to such Holders in writing).

SECTION 12.       No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class or series.

SECTION13.       Other Rights. The shares of the Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable law.

SECTION 14.       Stock Certificates.

(a)       Shares of the Series C Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b)       Stock certificates representing shares of the Series C Preferred Stock shall be signed by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary (each, an “Officer”), in accordance with the Bylaws and applicable Michigan law, by manual or facsimile signature.

(c)       A stock certificate representing shares of the Series C Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Series C Preferred Stock shall be dated the date of its countersignature.

(d)       If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 15.       Replacement Certificates. If physical certificates are issued, and any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of the Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

SECTION 16.       Miscellaneous.

(a)       The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any initial issuance or delivery of shares of the Series C Preferred Stock or certificates representing such shares.

(b)       The Liquidation Preference shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

(c)       Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series C Preferred Stock which may be reissued from time to time by the Corporation, unless the Board of Directors determines by resolution that the shares shall have the status of authorized but unissued shares of Preferred Stock undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock.

SECTION 17.       Withholding Taxes. Notwithstanding anything to the contrary, if the Corporation or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner, the Corporation or other applicable withholding agent may, at its option, set off such payments against payments of cash on the Series C Preferred Stock.

Exhibit A

[FORM OF FACE OF

4.200% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED

STOCK, SERIES C CERTIFICATE]

THE SHARES OF 4.200% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, SERIES C ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE CORPORATION (AS DEFINED BELOW) AT THE TIMES AND REDEMPTION PRICES, AND ON TERMS AND CONDITIONS, SET FORTH IN THE CERTIFICATE OF DESIGNATION (AS DEFINED BELOW).

Certificate Number [ ]	[Number] Shares of 4.200% Cumulative
Redeemable Perpetual Preferred Stock, Series C

CUSIP: 125896 829

ISIN: US1258968296

CMS ENERGY CORPORATION

(Formed under the laws of the State of Michigan)

4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C

(Liquidation Preference as specified below)

CMS Energy Corporation, a Michigan corporation (the “Corporation”), hereby certifies that [_________] (the “Holder”) is the registered owner of [_______] shares of fully paid and non-assessable shares of the Corporation’s designated 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, with a Liquidation Preference of $25,000.00 per share (the “Series C Preferred Stock”). The shares of the Series C Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges, restrictions and other terms and provisions of the Series C Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designation of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C of CMS Energy Corporation dated June 28, 2021, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meanings given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Series C Preferred Stock set forth on the reverse hereof and in the Certificate of Designation, which provisions shall for all purposes have the same effect as if set forth at this place. If the terms of this certificate conflict with the terms of the Certificate of Designation, then the terms of the Certificate of Designation will control to the extent of such conflict.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned this certificate, these shares of the Series C Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank]

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CMS ENERGY CORPORATION	CMS ENERGY CORPORATION

By:	By:
Name:	Name
Title: [President or Vice President]	Title: [Treasurer, Assistant Treasurer, Secretary or Assistant Secretary]

[Impression or Facsimile of Corporation Seal]

COUNTERSIGNATURE

These are shares of the Series C Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated: [__], [__]

Equiniti Trust Company d/b/a EQ Shareowner Services,

as Transfer Agent and Registrar

By:

Name:

Title:

[FORM OF REVERSE OF

CERTIFICATE FOR SERIES C PREFERRED STOCK]

Cumulative cash dividends on each share of the Series C Preferred Stock shall be payable at the rate provided in the Certificate of Designation.

The Corporation shall furnish without charge to each Holder who so requests a full statement of the designation, relative rights, preferences and limitations of each class and series of stock of the Corporation authorized to be issued, including the Series C Preferred Stock, in so far as the same shall have been prescribed and the authority of the Board of Directors of the Corporation to designate and prescribe the relative rights, preferences and limitations of other series. Such statement may be obtained from the Corporation at the Corporation’s principal executive offices, which, on the Initial Issue Date of shares of the Series C Preferred Stock, were located at One Energy Plaza, Jackson, Michigan 49201.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of the Series C Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:	__________________________	as agent to transfer the shares of the Series C Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

IN WITNESS WHEREOF, CMS ENERGY CORPORATION has caused this Certificate of Designation to be signed by its Assistant Secretary on this 28th day of June, 2021.

CMS ENERGY CORPORATION

By:	/s/ TERRY L. CHRISTIAN
Name:	Terry L. Christian
Title:	Assistant Secretary and authorized agent

[Signature Page to Series C Certificate of Designation]